Exhibit 8.1

List of major subsidiaries, VIEs and principal affiliated entities held by VIEs of the Registrant

Subsidiaries	Place of Incorporation

Four Seasons Education (Hong Kong) Limited	Hong Kong

Shanghai Fuxi Information Technology Service Co., Ltd.	PRC

Variable interest entities	Place of Incorporation

Shanghai Four Seasons Education and Training Co., Ltd.	PRC

VIEs’ subsidiaries	Place of Incorporation

Shanghai Tongfang Technology Further Education School	PRC

Taicang Four Seasons Education and Training Center	PRC

Four Seasons Class Training Co., Ltd.	PRC

Shanghai Shane English Training School	PRC

Shanghai Saxon English School	PRC

Shanghai Jing'an Modern Art Culture Education School	PRC

Nanchang Honggutan New Area Four Seasons Training School	PRC

Changzhou Fuxi Education Technology Co., Ltd.	PRC

Shanghai Jing'an Yuancheng Education and Training Center	PRC

Shenzhen Four Seasons Education and Training Co., Ltd.	PRC

Zhuji Four Seasons Training Center Co., Ltd.	PRC

Shanghai Huangpu Fantasy Further Education School	PRC

Chongqing Jingzhan Math Training Center Co., Ltd.	PRC

Changzhou Tianning Four Seasons Training Center Co., Ltd.	PRC

Fuzhou Cangshan Four Seasons Training Center Co., Ltd.	PRC

Wuxi Four Seasons Education and Training Center Co., Ltd.	PRC

Shanghai Huashi Dongfang Digtal Publishing Co., Ltd.	PRC

Tongling Zhengyang Four Seasons Education Management Co., Ltd.	PRC

Shanghai Jiahe International Travel Service Co., Ltd.	PRC

Bengbu Economic Development Zone Four Seasons Education Training School Co., Ltd.	PRC

Nanchang High-tech Industrial Development Zone Four Seasons Extracurricular Training School Co., Ltd.	PRC